UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2022

OCULAR THERAPEUTIX, INC.

(Exact Name of Company as Specified in Charter)

Delaware	001-36554	20-5560161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 Crosby Drive

Bedford, MA 01730

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (781) 357-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	OCUL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2022, Michael Goldstein, M.D., President, Ophthalmology and Chief Medical Officer of Ocular Therapeutix, Inc. (the “Company”) and the Company mutually agreed that Dr. Goldstein would depart the Company to pursue other business opportunities, effective June 30, 2022 (the “Separation Date”). In connection with his departure, Rabia Gurses Ozden, M.D., Senior Vice President, Clinical Development of the Company, has agreed to assume the role of Chief Medical Officer of the Company, effective on July 1, 2022.

Consulting Agreement with Dr. Goldstein. In connection with his departure, Dr. Goldstein has agreed to assist the Company in an advisory capacity from July 1, 2022 until June 30, 2023 under the terms of a consulting agreement entered into with the Company on June 7, 2022 (the “Consulting Agreement”), the term of which shall automatically renew for one-year intervals through June 30, 2026, unless earlier terminated. Under the terms of the Consulting Agreement, either party may terminate without cause upon thirty days’ written notice to the other party. The Company may also terminate the Consulting Agreement immediately upon written notice if Dr. Goldstein does not timely enter into, or enters into and subsequently revokes, a separation and release of claims agreement or if he breaches or threatens to breach any provision of the Consulting Agreement. During the term of the Consulting Agreement, Dr. Goldstein is entitled to receive a monthly fee of $6,000 for consulting services, subject to monthly adjustment in certain circumstances as set forth in the Consulting Agreement. In addition, the Consulting Agreement provides that Dr. Goldstein is subject to certain non-competition and non-solicitation restrictions during the term of the Consulting Agreement.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the Consulting Agreement, a copy of which the Company intends to file with the Securities and Exchange Commission in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCULAR THERAPEUTIX, INC.

Date: June 8, 2022	By:	/s/ Donald Notman
Donald Notman
Chief Financial Officer